UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2006

CanWest Petroleum Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

206 - 475 Howe Street, Vancouver, British Columbia, Canada	V6C 2B3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 685-8355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2006, CanWest Petroleum Corporation (“CanWest”) entered into a Reorganization Agreement with its subsidiary, Oilsands Quest, Inc., whereby CanWest will acquire the minority interest in Oilsands Quest. CanWest currently owns 59.5% on a fully diluted basis of Oilsands Quest, a private Alberta company that owns 100% of exploration permits covering 508,000 net acres in northwest Saskatchewan. In connection with the Reorganization Agreement, CanWest entered into a Voting and Exchange Trust Agreement with Oilsands Quest and Computershare Trust Company of Canada, and a Support Agreement with Oilsands Quest. Collectively, these agreements are referred to as the Acquisition Agreements.

According to the Acquisition Agreements, all holders of Oilsands Quest common stock other than CanWest will be exchanged to a new class of shares called Exchangeable Shares pursuant to a ratio of one Oilsands Quest common share to 7.95 Exchangeable Shares. The Exchangeable Shares will be exchangeable at any time on a one-for-one basis, at the option of the holder, for CanWest shares of common stock. An Exchangeable Share will provide a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of CanWest common stock. Holders of Exchangeable Shares have registration rights with respect to the resale of CanWest common stock to be received upon exchanging the Exchangeable Shares into CanWest shares.

As a result of the transaction described above, CanWest will be the sole shareholder of Oilsands Quest, and the holders of the Exchangeable Shares will receive approximately 73.9 million shares of CanWest common stock at each holder’s election.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information regarding CanWest’s acquisition of the minority interest in Oilsands Quest as set forth in Item 1.01 is incorporated into this Item 2.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) will be filed by amendment within 71 calendar days after the filing of this report.

(b) Pro Forma Financial Information

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) will be filed by amendment within 71 calendar days after the filing of this report.

(c) None.

(d) Exhibits

10.1     Reorganization Agreement dated June 9, 2006.
99.1     Press Release dated June 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanWest Petroleum Corporation
(Registrant)

Date: June 13, 2006	/s/ T. Murray Wilson
Name: T. Murray Wilson
Title: Chief Executive Officer